                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK:

  The Annual Meeting of Stockholders of The Rouse Company is called to be held on Thursday, May 14, 1998, at 11:00 a.m. at The Rouse Company Building, Columbia, Maryland, for the following purposes:

  (a) Election of directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify; and

  (b) Consideration of such other business as may properly come before the meeting.

  Holders of Common Stock of the Company as of the close of business on March 16, 1998 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

  For the convenience of stockholders, a form of proxy is enclosed. You are urged to complete and return the proxy.

                                          By Order of the Board of Directors

                                             Bruce I. Rothschild
                                                  Secretary

April 14, 1998

                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                                PROXY STATEMENT

               (FIRST MAILED TO STOCKHOLDERS ON APRIL 14, 1998)

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Rouse Company (the "Company") to be voted at the Annual Meeting of Stockholders on May 14, 1998 and at any adjournment or adjournments thereof (the "meeting"). The solicitation of proxies generally will be by mail and by directors, officers and regular employees of the Company. In some instances, solicitation may be made by telephone, telecopy or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500 plus a charge for contacting specific stockholders and reasonable out-of-pocket expenses and disbursements.

  Each properly executed proxy will be voted in accordance with the instructions marked on it. In the absence of specific instructions, a proxy will be voted for the election of directors and nominees listed in the Proxy Statement, in accordance with the Board of Directors' recommendation as to any proposal listed in the Proxy Statement and in the best discretion of the proxy holders as to any other matters, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof.

  Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to exercise of the proxy. Such right of revocation is not limited or subject to compliance with any formal procedure.

  Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Company ("Common Stock") present in person or represented by proxy at the meeting, at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors.

  On March 16, 1998, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, the Company had outstanding and entitled to vote 66,918,591 shares of Common Stock, par value $.01 per share. This class of stock has no cumulative voting rights, and each issued and outstanding share of Common Stock is entitled to one vote at the meeting and any adjournment or adjournments thereof.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1997, has been mailed to all stockholders with this Proxy Statement. You may receive, without charge, a copy of the Company's 1997 Form 10-K as filed with the Securities and Exchange Commission by contacting David L. Tripp, Vice President and Director, Investor Relations and Corporate Communications, The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456.

                   ELECTION OF DIRECTORS AND RELATED MATTERS

  It is proposed that 12 directors be elected at the meeting, each to serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

  In connection with the consummation in June 1996 of the merger with The Hughes Corporation ("Hughes"), the Company entered into a Contingent Stock Agreement (the "Agreement") under which the owners of Hughes (the "Hughes Owners") received rights to future distributions of Common Stock as part of the consideration in the merger. Under the Agreement, as long as the Hughes Owners own at least 5% of the outstanding shares of Company Common Stock (but in no event for longer than 10 years), the Hughes Owners will be entitled, through certain representatives, to recommend an individual for election to the Company's Board. Mr. Lummis was recommended under this provision to serve as a director.

  If one or more of the nominees for director is unable to serve for any reason or if a vacancy otherwise exists on the Board of Directors, the holders of proxies solicited hereby reserve the right to nominate and vote for any other person or persons of their choice.

  Certain information as to the nominees follows:

  David H. Benson, age 60, has been a member of the Company's Board since 1987. Mr. Benson is Chairman of the Board of Charter European Trust plc, an investment management company. Previously, Mr. Benson was Vice Chairman of the Board of Kleinwort Benson Group plc. Mr. Benson is a director of B. G. plc, The Dover Corporation, Harrow Corporation, Kleinwort Benson U.S.A. Inc., Leach International, Inc. and Marshall Cavendish Ltd. He also is a Trustee of both the Charities Official Investment Fund and the Edward James Foundation.

  Jeremiah E. Casey, age 58, has been a member of the Company's Board since 1990. Mr. Casey is Chief Executive, USA, of Allied Irish Banks plc, and Chairman of the Board of First Maryland Bancorp and its banking subsidiaries. Mr. Casey is a director of Allied Irish Banks plc and a director of the Federal Reserve Bank of Richmond, Baltimore Branch. In addition, he is a director of the Ireland-United States Council for Commerce & Industry, Inc., Irish Educational Development Foundation, Inc., the Atlantic Council of the United States and The World Trade Center Institute. Mr. Casey also is a Trustee of both Mercy Medical Center and The Walters Art Gallery.

  Anthony W. Deering, age 53, has been a member of the Company's Board since 1993. Mr. Deering is Chairman of the Board, President and Chief Executive Officer of the Company. Previously, he was President and Chief Executive Officer of the Company; President and Chief Operating Officer of the Company; and Executive Vice President, Finance and Administration and Chief Financial Officer of the Company. Mr. Deering is a director of T. Rowe Price Fixed Income and International Mutual Funds. He is a Trustee of the Baltimore Museum of Art and the Parks and People Foundation of The Foundation for Baltimore Recreation and Parks. Mr. Deering also is Chairman of the Mayor's Business Advisory Council of the City of Baltimore and a member of the Board of Directors of the Greater Baltimore Committee.

  Rohit M. Desai, age 59, has been a member of the Company's Board since 1980. Mr. Desai is Chairman of the Board and President of Desai Capital Management Incorporated, a specialized investment firm managing assets of various institutional clients. Mr. Desai also is a director of Sunglass Hut International, Inc., Finlay Enterprises, Inc. and Independence Community Bank.

  Mathias J. DeVito, age 67, has been a member of the Company's Board since 1972. Mr. DeVito is Chairman Emeritus of the Board. Previously, he was Chairman of the Board of the Company and, prior to that, he was Chairman of the Board and Chief Executive Officer of the Company. Mr. DeVito is a director of First Maryland Bancorp, US Airways, Inc. and US Airways Group, Inc. He is a member of the Board of the Baltimore Empowerment Management Corporation and a member of the Advisory Boards of Carlyle Realty Partners, L.P., Equity-Linked Investors, L.P., Equity-Linked Investors, II and Private Equity Investors III, L.P. Mr. DeVito also is a Trustee of the Maryland Institute, College of Art.

  Juanita T. James, age 45, has been a member of the Company's Board since 1989. Ms. James is Executive Vice President of the Marketing and Editorial Departments at Doubleday Direct, Inc. Previously, she was Senior Vice President of Finance and Operations at Doubleday Direct, Inc., Senior Vice President of the Book-of-the-Month Club, Inc., a subsidiary of Time Warner Inc., and President and Chief Executive Officer of Time-Life Libraries, Incorporated. Ms. James is a Charter Trustee of Princeton University and a member of the Advisory Council of the National Urban League. She also is a Trustee of the Ferguson Public Library and a Director of the Child Care Center, both in Stamford, Connecticut.

  William R. Lummis, age 69, has been a member of the Company's Board since 1996. Mr. Lummis is a private investor and was Chairman of the Board of The Hughes Corporation ("Hughes") from 1976 until June 12, 1996. He served as Chief Executive Officer of Hughes from 1977 until 1990. Mr. Lummis served as administrator of the Estate of Howard R. Hughes, Jr. from 1976 until 1996, when the administration of the Estate was concluded. He is a Trustee of the Howard Hughes Medical Institute and is affiliated with Glenwood Cemetery, Inc. and The Brown Foundation.

  Thomas J. McHugh, age 66, has been a member of the Company's Board since 1980. Mr. McHugh is Chairman of McHugh Associates, Inc., a registered investment adviser. Prior to that, he was President of McHugh Associates, Inc. Mr. McHugh is a director of Philadelphia Consolidated Holding Corp. and is Vice Chairman and Trustee of St. Joseph's University.

  Hanne M. Merriman, age 56, has been a member of the Company's Board since 1992. Ms. Merriman is a Retail Business Consultant for Hanne Merriman Associates, a retail consulting firm. Ms. Merriman is a director of Ameren Corporation, AnnTaylor Stores Corporation, Central Illinois Public Service Company, Finlay Enterprises, Inc., T. Rowe Price Mutual Funds, State Farm Mutual Automobile Insurance Company, and US Airways Group, Inc. She also is a director of the Children's Hospital, a part of the Children's National Medical Center, a Trustee of the American-Scandinavian Foundation and a member of the National Women's Forum.

  Roger W. Schipke, age 61, has been a member of the Company's Board since 1992. Mr. Schipke, a private businessman, previously was Chairman of the Board and Chief Executive Officer of the Sunbeam Corporation and, prior to that, Chairman of the Board, President and Chief Executive Officer of The Ryland Group, Inc. Mr. Schipke is a director of The Brunswick Corporation, Legg Mason, Inc. and Oakwood Homes Corporation.

  Alexander B. Trowbridge, age 68, has been a member of the Company's Board since 1985. Mr. Trowbridge is President of Trowbridge Partners, Inc., a corporation that engages in the consulting business. Mr. Trowbridge is a director of The Gillette Co., Harris Corp., ICOS Corp., IRI International Corp., New England Life Insurance Co., Sun Company, Inc., Sun Resorts International Ltd., and Waste Management, Inc. He also serves as a director of several publicly owned mutual funds managed by Warburg Pincus Counsellors, Inc. Mr. Trowbridge is a Trustee of both The Aspen Institute and Phillips Academy Andover.

  Gerard J. M. Vlak, age 64, has been a member of the Company's Board since 1996. Mr. Vlak is a former member of the Executive Board of Rabobank Nederland and a former General Manager of North America Amsterdam-Rotterdam Bank. He is a Trustee of the BJB Investment Funds of Bank Julius Baer. Mr. Vlak also is a board member and member of the Education/Scholarship Committee, The Netherland-America Foundation.

  Please Note:

  (1) There exist no family relationships between any of the director-nominees or between any of such nominees and any executive officer of the Company.

  (2) All corporations identified have securities registered under the Securities Exchange Act of 1934, as amended, except for non-profit organizations, the companies identified with respect to Mr. Benson with the exception of B. G. plc, and New England Life Insurance Co. and State Farm Mutual Automobile Insurance Company, both of which are mutual insurance companies.

  The Board of Directors has established three permanent committees of the Board--the Audit, Executive and Personnel Committees--to perform certain designated functions.

  The Audit Committee, composed of Messrs. Benson (Chairman), Desai, Lummis, Schipke and Vlak and Ms. Merriman, recommends to the Board of Directors the appointment of the Company's independent certified public accountants, reviews the year-end financial statements and related matters with management and the Company's independent certified public accountants and independent real estate consultants, reviews the Company's Form 10-K Annual Report filed with the Securities and Exchange Commission and reviews such accounting and auditing issues concerning the Company and its subsidiaries and affiliates as may be deemed appropriate. The Audit Committee held four meetings during 1997.

  The Executive Committee, composed of Messrs. DeVito (Chairman), Casey, Deering, Desai, Lummis, McHugh and Trowbridge and Ms. James, takes action with respect to approved projects and corporate financings of the Company, such special matters as may be delegated to it by the Board and any other appropriate matters that arise between Board meetings. In addition, this Committee serves as a nominating committee. In this capacity, the Executive Committee determines the criteria and qualifications for membership on the Board of Directors, develops an orderly process for nominating persons to fill vacancies on the Board, considers nominees for election to the Board and makes recommendations regarding the compensation of directors. Stockholders may submit to the Secretary of the Company names of nominees for membership on the Board of Directors to be considered by the Executive Committee. Section 2.05 of the Company's Bylaws generally provides that nominations shall be made not more than 90 days nor less than 60 days before the scheduled date of a stockholders meeting at which directors are to be elected and specifies information that the stockholder must provide at the time of the nomination. The Executive Committee did not meet during 1997.

  The Personnel Committee, composed of Messrs. Casey (Chairman), McHugh and Trowbridge and Ms. James, reviews and makes recommendations to the Board regarding the compensation programs of the Company, including the compensation of its executive officers, and reviews and approves grants under the Company's stock incentive plans. See "Personnel Committee Report on Executive Officer Compensation" below. This Committee also has certain responsibilities with respect to the Company's Pension Plan, including general oversight of the investment of Pension Plan assets and approval of amendments to the Pension Plan that do not significantly increase the Company's funding costs or that are required under federal or state law. In addition, the Personnel Committee has general oversight responsibility for The Rouse Company Supplemental Retirement Benefit Plan. The Personnel Committee held four meetings during 1997.

  During 1997, the Board of Directors of the Company held eight meetings in addition to the eight meetings held by Board Committees. During their respective terms as directors, all directors of the Company attended 75% or more of the aggregate of all Board meetings and all meetings of Committees of which they were a member.

  The following table sets forth the number of shares of Common Stock beneficially owned by each named executive officer (see Summary Compensation Table below), director of the Company, by all directors and executive officers of the Company as a group and by all persons, to the knowledge of the Company, beneficially owning more than five percent (5%) of Company Common Stock. To the knowledge of the Company, no person beneficially owns more than five percent (5%) of the Series B Convertible Preferred Stock of the Company. As of March 16, 1998, one executive officer and one director of the Company beneficially owned shares of the Series B Convertible Preferred Stock of the Company. See Footnotes (2) and (10) below.

                     EQUITY SECURITIES BENEFICIALLY OWNED
                               ON MARCH 16, 1998

                                                      COMMON STOCK
                                                  ----------------------------
                                                                   PERCENT OF
            NAME OF BENEFICIAL OWNER              NUMBER OF          SHARES
              OR IDENTITY OF GROUP                 SHARES          OUTSTANDING
            ------------------------              ---------        -----------
EXECUTIVE OFFICERS(1)
Anthony W. Deering...............................   679,942(2)           1.00%
Jeffrey H. Donahue...............................   126,785                (3)
John L. Goolsby..................................   140,943                (3)
Douglas A. McGregor..............................   556,375                (3)
Jerome D. Smalley................................   114,102                (3)
DIRECTORS(4)
David H. Benson..................................    10,350(4)(5)          (3)
Jeremiah E. Casey................................    12,500(4)             (3)
Anthony W. Deering............................... See above         See above
Rohit M. Desai...................................   626,674(4)(6)          (3)
Mathias J. DeVito................................   797,471(4)(7)        1.17%
Juanita T. James.................................     9,200(4)             (3)
William R. Lummis................................   130,465(4)(8)          (3)
Thomas J. McHugh.................................    19,000(4)             (3)
Hanne M. Merriman................................     9,500(4)             (3)
Roger W. Schipke.................................    15,893(4)(10)         (3)
Alexander B. Trowbridge..........................     9,450(4)             (3)
Gerard J. M. Vlak................................     6,000(4)             (3)
All executive officers and directors as a group
 (22 persons).................................... 4,034,029(9)           5.94%

                                                           COMMON STOCK
                                                       -------------------------
                                                                     PERCENT OF
               NAME OF BENEFICIAL OWNER                NUMBER OF       SHARES
                 OR IDENTITY OF GROUP                   SHARES       OUTSTANDING
               ------------------------                ---------     -----------
NAME AND ADDRESS OF 5%
HOLDERS OF COMMON STOCK
Stichting Pensioenfonds ABP........................... 4,593,800(11)     6.86%
Oude Lindestraat 70
Postbus 2980, 6401 DL Heerlen
The Netherlands
Cohen & Steers Capital Management, Inc................ 8,248,000(12)    12.33%
757 Third Avenue
New York, New York 10017
Franklin Resources, Inc............................... 3,799,445(13)     5.70%
P. O. Box 7777
777 Mariners Island Boulevard
San Mateo, California 94403-7777
THC Partners.......................................... 3,877,556(14)     5.79%
c/o Andrews & Kurth, L.L.P.
4200 Texas Commerce Tower
600 Travis Street
Houston, Texas 77002-3090
T. Rowe Price Associates, Inc......................... 3,593,014(15)     5.20%
P.O. Box 17218
100 East Pratt Street
Baltimore, Maryland 21202

--------
(1) With respect to the named executive officers of the Company, includes (i) 392,101 shares of Common Stock subject to stock options granted under the Company's 1985 and 1990 Stock Option Plans and 1994 Stock Incentive Plan that either are presently exercisable or will become exercisable within 60 days of March 16, 1998, (ii) with respect to such named executive officers' accounts under The Rouse Company Savings Plan as of December 31, 1997, 6,081 shares of Common Stock, (iii) 5,589 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are beneficially held by a named executive officer were converted, and (iv) 60,983 shares of Common Stock that are issuable if the Company's Series B Convertible Preferred Stock that is beneficially held by a named executive officer were converted. Also includes 9,600 shares of Common Stock owned directly or indirectly by spouses of named executive officers, children who share the same residence and certain other family members, as to which shares the named executive officers in some instances disclaim beneficial ownership. Unless otherwise indicated below, and with the exception of shares owned by spouses, children and certain other family members, each of the beneficial owners indicates that he has sole voting and dispositive powers.

(2) Includes 5,589 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are beneficially held by Mr. Deering were converted. Includes 148,316 shares that are owned by the Deering Family Limited Partnership of which Mr. Deering is a Trustee and has shared voting and dispositive powers. Includes 60,983 shares of Common Stock that are issuable upon conversion of the 46,500 shares of the Company's Series B Convertible Preferred Stock that are owned by a Foundation of which Mr. Deering is the Trustee.

(3) Beneficial ownership does not exceed one percent of the shares of Common Stock outstanding.

(4) Includes 9,000 shares of Common Stock subject to stock options granted under the Company's 1994 Stock Incentive Plan to each non-employee director, except for Mr. DeVito, who received three 1,000-share stock option grants since he attained non-employee status in February 1995, and Messrs. Lummis and Vlak, who each received a 5,000-share stock option grant upon his initial election as a director in June and September, 1996, respectively, and one 1,000-share stock option grant for 1997. All of the options are presently exercisable.

(5) Includes 450 shares of Common Stock owned directly by Mr. Benson's spouse, as to which shares he disclaims beneficial ownership. Mrs. Benson has sole voting and dispositive power with respect to such shares. Does not include 107,850 shares of Common Stock that, as of March 16, 1998, are owned and held in accounts managed by Kleinwort Benson Investment Management Limited or its affiliates, all of which are subsidiaries of Kleinwort Benson Group plc. Mr. Benson is Chairman of the Board of Charter European Trust plc and is a member of the Board of Kleinwort Benson U.S.A., Inc., which is an affiliate of Kleinwort Benson Group plc. Mr. Benson has no voting or dispositive power with respect to such shares and disclaims beneficial ownership of them.

(6) Includes 1,500 shares directly owned by Mr. Desai and 9,000 shares of Common Stock subject to stock options referenced in Footnote (4) above. Mr. Desai disclaims beneficial ownership as to all other shares. Desai Capital Management Incorporated, of which Mr. Desai is Chairman of the Board and President, has dispositive power on behalf of clients with respect to 616,174 shares of Common Stock.

(7) Includes 476,371 shares that are owned by The DeVito Family Limited Partnership of which Mr. DeVito has an equity interest. Also includes 78,100 shares that are in trusts for Mr. DeVito's descendants and as to which shares Mr. DeVito has no voting or dispositive power. Additionally, includes 20,000 shares that are owned by a Foundation of which Mr. DeVito is a Trustee and has shared voting and dispositive power. Mr. DeVito disclaims beneficial ownership of the shares in both the trusts and the Foundation.

(8) Includes 124,465 shares of Common Stock that represent Mr. Lummis' interest in THC Partners, a Texas general partnership. THC Partners held 3,877,556 shares of Rouse Company Common Stock at March 16, 1998.

(9) Includes 965,105 shares of Common Stock subject to stock options granted under the Company's 1985 and 1990 Stock Option Plans and 1994 Stock Incentive Plan that either are presently exercisable or will become exercisable within 60 days of March 16, 1998. With respect to executive officers' accounts under The Rouse Company Savings Plan as of December 31, 1997, includes 31,741 shares of Common Stock. Also includes 5,589 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are attributable to an executive officer were converted, and 61,376 shares of Common Stock that are issuable if the Company's Series B Convertible Preferred Stock that are attributable to an executive officer and a director of the Company were converted. Does not include 107,850 shares of Common Stock of the Company that, as of March 16, 1998, are owned and held in accounts managed by Kleinwort Benson Investment Management Limited or its affiliates, all of which are subsidiaries of Kleinwort Benson Group plc. See Footnote (5) above.

(10) Includes 393 shares of Common Stock that are issuable upon conversion of the 300 shares of the Company's Series B Convertible Preferred Stock that are beneficially owned by Mr. Schipke.

(11) Represents shares beneficially held as of March 16, 1998 by Stitchting Pensioenfonds ABP, which has sole voting and dispositive power with respect to 4,381,000 shares and no voting or dispositive power with respect to 212,800 shares.

(12) Represents shares beneficially held as of February 6, 1998 by Cohen & Steers Capital Management Inc., which has sole voting power with respect to 7,202,700 shares and sole dispositive power with respect to all 8,248,000 shares.

(13) Represents shares beneficially held as of December 31, 1997 by Franklin Resources, Inc., which includes 349,345 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 were converted. Franklin Resources, Inc. has sole voting and dispositive power with respect to all 3,799,445 shares.

(14) Represents shares beneficially held as of March 16, 1998 by THC Partners, a Texas general partnership, which has sole voting and dispositive power with respect to all 3,877,556 shares.

(15) Represents shares owned by various individual and institutional investors as of December 31, 1997 for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

                         PERSONNEL COMMITTEE REPORT ON
                        EXECUTIVE OFFICER COMPENSATION

  The Personnel Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation for 1997. The Committee is composed of four outside directors of the Company and is responsible for reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. During 1997, the Board of Directors reviewed these recommendations and approved all executive compensation actions or concurred in the Committee's actions.

OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES

  The Company has developed an overall compensation program and specific compensation plans which are designed to enhance corporate performance and stockholder value by aligning the financial interests of executives with those of its stockholders. This linkage is established by tying a significant portion of executive compensation to the Company's success in meeting specified performance objectives adopted annually as described below. In pursuit of these objectives, the Company's compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve specific performance goals which are integral to the Company's business plan approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance. The goal is for Company compensation to be within the top quartile of compensation for comparable companies.

  The Committee has primary responsibility for evaluating the Company's compensation program and specific compensation plans and establishing policies that meet the objectives described above. In 1996 a comprehensive review of the Company's compensation program was conducted by Frederic W. Cook & Co., Inc. The review included a comprehensive study of compensation practices of the 14 publicly traded real estate companies that are included in the Peer Group used in the current Comparative Stock Performance Graph. These major real estate companies are deemed to be most comparable to the Company. References in this report to "comparable companies," "competitive pay," "competitive ranges" and the like refer to the comparison group described above.

  The Committee reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and the other executive officers of the Company. The Committee considers the performance of the Company in its industry, an individual's circumstances and the Compensation Consultant's periodic recommendations. With respect to the Chief Executive Officer, the Committee also considers the Compensation Consultant's recommended parameters for salary, bonus level and long-term incentive stock compensation. Except with respect to stock options and stock bonus awards, the Board provides the final approval for the compensation of all executive officers, including the Chief Executive Officer.

  In reviewing the individual performance of the Company's executive officers (other than the Chief Executive Officer), the Committee and the Board consider the views of the Chief Executive Officer to whom these officers are responsible. The Committee concurred in Mr. Deering's recommendations with respect to proposed salaries, bonuses and incentive stock grants for the executive officers for 1997. The Board approved the proposed salaries and bonuses and was informed by the Committee of the incentive stock grants.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

  The principal elements of the Company's executive compensation program consist of both annual and long-term programs and include base salary and annual incentive cash bonus, and at appropriate intervals, long-term incentive compensation in the form of stock option and stock bonus grants. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

BASE SALARIES

  Base salaries for executive officers are determined by periodically evaluating the responsibilities of the position held and the experience and performance of the individual, and aligning such salaries based on periodic independent compensation consultant recommendations with respect to the competitive marketplace for executive talent and the relative overall corporate performance of the Company in relation to its competitors in the industry. Salary adjustments, if any, are determined by the Board, upon recommendation from the Chief Executive Officer and the Committee, by evaluating the performance of the Company and its executive officers, taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes.

ANNUAL INCENTIVE BONUS

  The Company's executive officers and other key persons are eligible for an annual cash bonus under the Incentive Compensation Plan. Under the Plan, the bonus awards of the executive officers are based in whole or in part upon the Company's annual corporate objectives as evaluated by the Board, with consideration given to individual performance. The Board also may grant special bonus awards in exceptional cases based upon extraordinary performance.

  Each year, a challenging set of corporate performance objectives, assigned individual relative weightings, is recommended by the Chief Executive Officer and approved by the Board of Directors. These Board-approved objectives place heavy emphasis (75%) on earnings results and financial position, including specific earnings targets for total corporate and individual business segment Earnings Before Depreciation and Deferred Taxes ("EBDT") as well as land sales and income property earnings. Additional corporate objectives (totalling 25%) included specific strategic near- and long-term objectives for 1997.

LONG-TERM INCENTIVE STOCK PLANS

  The purpose of the Company's long-term incentive stock plans has been to provide a meaningful equity interest in the Company to senior Company executives and other key executives in a format that is designed to motivate these executives and align their financial interests with those of stockholders.

STOCK BONUS AWARDS

  The Committee is authorized to grant stock bonus awards and make related loans upon such terms and conditions as it may approve. These grants are made following review by the Committee and upon recommendation of the Chief Executive Officer, which have available the services of independent compensation specialists. In making grants, the Committee principally considers the amounts and terms of stock bonus awards for the preceding three years together with approved ranges of annualized values using formula guidelines recommended by the Compensation Consultant. The awards are subject to restrictions that lapse over time and that may cause forfeiture of the applicable shares if the executive voluntarily leaves the employ of the Company. In conjunction with these restricted stock grants, the Company may make loans to recipients, subject to forgiveness in annual installments dependent upon continued employment in the Company.

STOCK OPTIONS

  Stock options are granted by the Committee using approved award size criteria and based upon market data, the prior grant history for each person, independent consultants' advice and management's recommendations. Stock options are granted with an exercise price equal to the market price of the Common Stock and typically are subject to vesting over a five-year period. Stock options thus are designed to align the interests of executives with those of Company stockholders, since no benefit inures to the employee unless the stock price increases.

CHIEF EXECUTIVE OFFICER COMPENSATION

  For 1997, the compensation of Mr. Deering was determined by the Committee and approved by the Board in conformance with the policies described above for executive officers. Mr. Deering continued to receive a salary of $725,000 in 1997. In addition, the Committee and the Board determined, based on their review of the 1997 corporate performance objectives described above, that the Company had achieved excellent results for the year, meeting or significantly exceeding its targeted objectives. Based on these results, the Board awarded to Mr. Deering a bonus of $978,750. Moreover, in February 1997, the Committee granted Mr. Deering stock options for 350,000 shares of Common Stock. The grant contained standard terms and conditions. See "Options and Stock Appreciation Rights" below.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION EXPENSE UNDER FEDERAL TAX LAWS

  The Committee has considered the impact of provisions of the Internal Revenue Code of 1986 (the "Code") that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the Company's Chief Executive Officer and its four other most highly compensated officers. This disallowance provision does not apply to performance-based compensation, and the Company expects that this provision will not materially limit its tax deductions for executive compensation in the near term.

                                          Jeremiah E. Casey,
                                           Chairman
                                          Juanita T. James
                                          Thomas J. McHugh
                                          Alexander B. Trowbridge

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1997, 1996 and 1995 of those persons who were the Chief Executive Officer and the four other most highly compensated officers of the Company in 1997. The amounts reported below under the columns captioned "Salary," "Bonus," "Restricted Stock Awards" and "Securities Underlying Options" are payable under and in accordance with the Company's annual and long-term compensation plans as described above in the "Personnel Committee Report on Executive Officer Compensation." No stock appreciation rights ("SARs") were granted during 1995-1997, nor have any SARs been granted at any time in prior years.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-
                                                                   TERM COMPENSATION
                                     ANNUAL COMPENSATION                AWARDS
                                     -----------------------     ---------------------------
                                                                 RESTRICTED       SECURITIES
                                                                   STOCK          UNDERLYING  ALL OTHER
                                                                  AWARD(S)         OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY($)     BONUS($)         ($)              (#)         ($)
---------------------------  ----    ----------    ---------     ----------       ---------- ------------
Anthony W. Deering           1997       725,000      978,750          None         350,000     527,375(7)
Chairman of the Board,
 President                   1996       725,000      900,000          None            None     579,538(8)
and Chief Executive Of-
 ficer(1)                    1995       625,000      520,313     3,725,000(1)(2)      None     196,202(9)
John L. Goolsby              1997       493,269      508,250       470,625(2)(3)   130,000     181,465(7)
President and Chief Ex-
 ecutive                     1996       236,891(4)   255,020(4)  1,000,000(5)       40,000       6,711(8)
Officer, The Howard
 Hughes                      1995(4)        --           --            --              --          --
Corporation
Douglas A. McGregor          1997       475,000      534,375       313,750(2)(3)   150,000      73,625(7)
Executive Vice President
 for                         1996       475,000      450,000     1,291,875(6)       75,000     125,113(8)
Development and Opera-
 tions                       1995       430,000      298,334          None            None     120,263(9)
Jeffrey H. Donahue           1997       290,000      261,000          None(2)      102,000      50,262(7)
Senior Vice President
 and                         1996       290,000      165,300       695,625(6)       50,000      51,163(8)
Chief Financial Officer      1995       260,000      139,490          None            None      50,240(9)
Jerome D. Smalley            1997       290,000      261,000          None(2)      102,000      67,412(7)
Senior Vice President        1996       290,000      230,000       695,625(6)       50,000      74,578(8)
and Director of the Com-
 mercial                     1995       250,000      138,750          None            None      95,517(9)
Development Division

--------
(1) During early 1995, Mr. Deering was President and Chief Operating Officer of the Company. Mr. Deering was elected President and Chief Executive Officer on February 23, 1995 and Chairman of the Board on February 25, 1997. Upon Mr. Deering's assumption of the role of Chief Executive Officer of the Company, the Board of Directors, acting pursuant to the Company's 1994 Stock Incentive Plan, awarded Mr. Deering 200,000 shares of Common Stock (the "1995 Bonus Shares"). Ownership of the 1995 Bonus Shares vests 20% on January 2nd in each of the years 1996, 1997, 1998, 1999 and 2000. Any 1995 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares.

(2) As of December 31, 1997, Mr. Deering had aggregate restricted shareholdings of 171,250 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $5,608,437; Mr. Goolsby had aggregate restricted shareholdings of 43,000 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $1,408,250; Mr. McGregor had aggregate restricted shareholdings of 91,250 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $2,988,437; and Messrs. Donahue and Smalley each had aggregate restricted shareholdings of 39,375 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $1,289,531.

(3) In December 1997, the Board of Directors, acting pursuant to the Company's 1997 Stock Incentive Plan, awarded Messrs. Goolsby and McGregor 15,000 shares of Common Stock (the "1997 Bonus Shares"). Mr. McGregor elected, however, to convert 5,000 shares of the 1997 Bonus Shares into options to purchase 20,000 shares of Common Stock, which reduced his 1997 Bonus Shares to 10,000 shares. At the same time, the Board of Directors awarded Messrs. Donahue and Smalley 8,000 shares each of the 1997 Bonus Shares; however, each elected to convert all of the 8,000 shares into options to purchase 32,000 shares of Common Stock. Ownership of the 1997 Bonus Shares vests 25% on December 11th in each of the years 1999, 2000, 2001 and 2002. Any 1997 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares.

(4) Prior to the Company's acquisition in June 1996 of The Howard Hughes Corporation and its affiliated partnership, Howard Hughes Properties, Limited Partnership, Mr. Goolsby was an employee of The Howard Hughes Corporation. The salary and bonus figures referenced above thus reflect a partial year's compensation.

(5) In June 1996, the Board of Directors, acting pursuant to the Company's 1994 Stock Incentive Plan, awarded Mr. Goolsby 40,000 shares of Common Stock (the "Acquisition Shares"). Subject to attaining certain income objectives, ownership of the Acquisition Shares vests 30% on January 31st in each of the years 1997 and 1998, and 40% on January 31, 1999. Any Acquisition Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability, discharge without good cause (which is defined to include certain changes in control of the Company) or termination of employment by recipient for "good reason." Dividends are paid on the restricted shares.

(6) In February 1996, the Board of Directors, acting pursuant to the Company's 1994 Stock Incentive Plan, awarded Mr. McGregor 65,000 shares of Common Stock and Messrs. Donahue and Smalley 35,000 shares each of Common Stock (the "1996 Bonus Shares"). Ownership of the 1996 Bonus Shares vests 25% on February 22nd in each of the years 1998, 1999, 2000 and 2001. Any 1996 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares.

(7) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan and 1994 Stock Incentive Plan and stock option grants under the Company's 1985 Stock Option Plan. Installments were forgiven by the Company during 1997 in the amount of $505,625 as to Mr. Deering, $166,667 as to Mr. Goolsby, $59,375 as to Mr. McGregor, $41,562 as to Mr. Donahue and $58,712 as to Mr. Smalley. Also includes matching contributions under the Company's nonqualified Excess Savings Plan in the amount of $21,750 as to Mr. Deering, $14,798 as to Mr. Goolsby, $14,250 as to Mr. McGregor and $8,700 as to both Messrs. Donahue and Smalley.

(8) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan and 1994 Stock Incentive Plan and stock option grants under the Company's 1985

    Stock Option Plan. Installments were forgiven by the Company during 1996 in the amount of $555,625 as to Mr. Deering, $109,375 as to Mr. McGregor, $41,563 as to Mr. Donahue and $65,013 as to Mr. Smalley. Also includes matching contributions under the Company's nonqualified Excess Savings Plan in the amount of $23,913 as to Mr. Deering, $6,711 as to Mr. Goolsby, $15,738 as to Mr. McGregor, $9,600 as to Mr. Donahue and $9,565 as to Mr. Smalley. No installments were due on the loan granted to Mr. Goolsby in June 1996.

(9) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1985 and 1990 Stock Bonus Plans. Installments were forgiven by the Company during 1995 in the amount of $175,625 as to Mr. Deering, $109,375 as to Mr. McGregor, $41,563 as to Mr. Donahue and $87,213 as to Mr. Smalley. Also includes matching contributions under the Company's 401(k) Savings Plan and non-qualified Excess Savings Plan in the aggregate amounts of $20,577 as to Mr. Deering, $10,888 as to Mr. McGregor, $8,677 as to Mr. Donahue and $8,304 as to Mr. Smalley.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

  The following table summarizes information relating to stock option grants, including original stock option grants and "reload" option grants, during 1997 to the executive officers named in the Summary Compensation Table. No stock appreciation rights have been granted at any time under the Company's Stock Option and Stock Incentive Plans.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                         NUMBER OF
                         SECURITIES    % OF TOTAL
                         UNDERLYING     OPTIONS                           GRANT
                          OPTIONS      GRANTED TO  EXERCISE                DATE
                          GRANTED     EMPLOYEES IN   PRICE   EXPIRATION  PRESENT
       NAME                 (#)       FISCAL YEAR  ($/SHARE)    DATE      VALUE
       ----              ----------   ------------ --------- ---------- ----------
Anthony W. Deering......  350,000(1)     16.5       $29.125    2-24-07  $2,877,000(1)
Jeffrey H. Donahue......  102,000(1)      4.8       $31.375   12-10-07    $873,120(1)
                            2,659(2)       .12      $30.875    5-20-02     $20,129(2)
John L. Goolsby.........  130,000(1)      6.1       $31.375   12-10-07  $1,112,800(1)
Douglas A. McGregor.....  150,000(1)      7.1       $31.375   12-10-07  $1,284,000(1)
                           36,122(2)      1.7       $32.75     5-16-00    $211,674(2)
                            7,145(2)       .34      $32.75    11-28-00     $45,013(2)
                            3,196(2)       .15      $32.75     9-22-03     $26,719(2)
Jerome D. Smalley.......  102,000(1)      4.8       $31.375   12-10-07    $873,120(1)
                            2,500(2)       .12      $27.875    5-20-02     $16,250(2)
                            4,375(2)       .21      $31.00     5-20-02     $32,681(2)

--------
(1) All of these shares were granted under original stock option grants on December 11, 1997, and are exercisable as to 25% of the shares granted on December 11th in each of the years 1999 through 2002, except that Mr. Deering's shares were granted as an original stock option grant on February 25, 1997, and are exercisable as to 25% of the shares granted on February 25th in each of the years 1999 through 2002. All option grants contained a "reload" feature, under which if a stock-for-stock exercise occurs and the exercise price is paid by surrendering shares of Common Stock, a new option will be issued for the number of shares surrendered and having substantially the same terms as the option that was exercised, except that the exercise price of the new option will be the market price of the shares surrendered at the time of the surrender. The values for the grants are based on the Black-Scholes option pricing model. With respect to all such grants, a dividend yield of 3.5%, a stock price volatility of .28, an interest rate based on the 7-year Treasury note rate at the time of grant and option exercises occurring after 7 years are assumed. Based on these assumptions, the model produces a per option share value of (i) with respect to the February 25, 1997 grant, $8.22 (using an interest rate of 6.295%) and (ii) with respect to the December 11, 1997 grants, $8.56 (using an interest rate of 5.824%).

(2) These stock option grants occurred automatically under the "reload" features of previously granted options as to which there was a stock-for-stock exercise. The values of the reload option grants are based on the Black-Scholes option pricing model with an assumed dividend yield of 3.5%, a stock price volatility of .28, an interest rate based on the Treasury note that matures on the expiration date of the option, and the option exercise occurring on the expiration date. Based on these assumptions, the model produces a per option share value of (i) with respect to the 2,659-share grant, $7.57 (using an interest rate of 6.270%); (ii) with respect to the 36,122-share grant, $5.86 (using an interest rate of 5.671%); (iii) with respect to the 7,145-share grant, $6.40 (using an interest rate of 5.688%); (iv) with respect to the 3,196-share grant, $8.36 (using an interest rate of 5.751%); (v) with respect to the 2,500-share grant, $7.13 (using an interest rate of 6.500%); and (vi) with respect to the 4,375-share grant, $7.47 (using an interest rate of 6.000%).

  The following table summarizes information relating to stock option exercises during 1997 and the number and value of unexercised stock options previously granted to the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                            SHARES              UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS(1)
                         ACQUIRED ON   VALUE     OPTIONS AT FY-END (#)         AT FY-END ($)
                         EXERCISE (#) REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          NAME           ------------ -------- ------------------------- -------------------------
Anthony W. Deering......      None        None      181,250/393,750        $2,487,500/$1,856,250
Jeffrey H. Donahue......     5,500    $ 99,000       30,290/180,869        $  362,407/$1,212,953
John L. Goolsby.........      None        None       12,000/158,000        $     93,000/$395,750
Douglas A. McGregor.....    72,721    $854,123      107,492/246,250        $1,008,377/$1,459,375
Jerome D. Smalley.......    13,930    $250,740       16,919/172,814        $  201,512/$1,062,150

--------
(1) An "in-the-money" stock option is an option for which the market price, on December 31, 1997, of Company Common Stock underlying the option exceeds the exercise price (i.e., the market price of Company Common Stock on the date the option was granted). The value shown represents stock price appreciation since the grant date of the option.

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and a Peer Group of real estate companies identified below. The graph assumes that $100 is invested initially and all dividends are reinvested.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG THE ROUSE COMPANY
                         S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

                             THE
Measurement Period           ROUSE             S&P          PEER
(Fiscal Year Covered)        COMPANY           500 INDEX    GROUP
---------------------        ---------------   ---------    ----------
Measurement Pt-12/31/1992    $100              $100         $100
FYE 12/31/1993               $102              $110         $112
FYE 12/31/1994               $115              $112         $101
FYE 12/31/1995               $126              $153         $107
FYE 12/31/1996               $204              $189         $150
FYE 12/31/1997               $217              $252         $177

  The Peer Group consists of the following publicly traded real estate companies: Bramalea Ltd., Cambridge Shopping Centers, Catellus Development Corp., Crown America Realty Trust, Federal Realty Investment Trust, First Union Realty, Forest City Enterprises, General Growth Properties, Inc., Kimco Realty, Koger Properties, Simon DeBartolo Group, Inc., Taubman Centers, Inc., Trizec Corporation Ltd./TrizecHahn Centers Inc., Urban Shopping Centers, Inc. and Weingarten Realty Investment.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  Under an Employment Agreement, dated May 1, 1996, John L. Goolsby agreed to continue to serve full-time as President and Chief Executive Officer of The Howard Hughes Corporation (collectively, with its subsidiaries and affiliates, "Hughes") until June 30, 1999 (the "Term"). Mr. Goolsby is to receive an annual salary of $475,000 and an annual bonus in an amount up to 75% of his annual salary based on performance objectives relating to Hughes. The annual salary and annual bonus are subject to increases in accordance with the Company's standard compensation policies relating to its executives. On June 12, 1996, the date of the acquisition of Hughes by the Company, Mr. Goolsby received a bonus stock award of 40,000 shares of Common Stock, a related loan of $500,000, and an option grant of 40,000 shares of Common Stock at an exercise price of $25.00 per share.

  The Company may terminate the Agreement with or without cause on 30 days' written notice. If the Company terminates the Agreement, Mr. Goolsby will receive an amount equal to his annual salary for the remainder of the Term and aggregate annual bonuses of 60% of his annual salary for the remainder of the Term. In addition, all bonus stock and stock options will vest and any remaining loan relating to the bonus stock will be forgiven. Mr. Goolsby will receive the same economic benefits if he voluntarily terminates his employment for "Good Reason," which is defined to include the assignment of duties materially inconsistent with his duties under the Agreement, a reduction of his annual salary or a material breach of the Agreement by the Company.

  With respect to all named executive officers, all stock option grants, bonus stock grants and related loans under the Company's Stock Option, Stock Bonus and Stock Incentive Plans provide that any non-vested portion of a stock option grant will vest, any remaining restrictions upon bonus stock shares will be released and any related loan balance will be forgiven if the person dies, becomes disabled, retires on or after the normal retirement age of 62 or is discharged without good cause (which is defined to include certain changes in control of the Company). If such an event were to occur with respect to an executive officer, all stock options not yet exercised, as set forth above in the table captioned "Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values," would vest, and the outstanding principal loan balances set forth below in "Indebtedness of Executive Officers" would be forgiven. In addition, Messrs. Deering, Goolsby and McGregor would have forfeiture restrictions released on 110,000, 31,000 and 65,000 shares, respectively, of bonus stock, and Messrs. Donahue and Smalley each would have forfeiture restrictions released on 30,625 shares of bonus stock. Additional vesting or forgiveness provisions relating to Mr. Goolsby are described above.

  The Company also has a severance plan available on a non-discriminatory basis to all employees, including executive officers, that provides benefits for involuntary terminations of employment, except for discharges for cause or disciplinary reasons. Severance pay generally is equal to one week's salary for each six months (or portion of six months) of service performed in the first three years of employment and one week's salary for each full or partial year worked in excess of three years. Group medical and life insurance coverage also are continued at no cost to the individual for up to 90 days.

                      INDEBTEDNESS OF EXECUTIVE OFFICERS

  In November 1990, upon the elections of Anthony W. Deering and Douglas A. McGregor as Executive Vice Presidents of the Company, the Board of Directors awarded them shares of Common Stock pursuant to the Company's 1990 Stock Bonus Plan. In February 1993, upon the election of Mr. Deering as President and Chief

Operating Officer, the Board of Directors awarded Mr. Deering shares of Common Stock pursuant to the Company's 1990 Stock Bonus Plan. In September 1993, the Board of Directors, acting pursuant to the Company's 1990 Stock Bonus Plan, awarded shares of Common Stock as incentive awards to certain of the Company's executive officers in conjunction with a reorganization of the responsibilities of senior management, which included the election of eight new Senior Vice Presidents. In February 1995, upon the election of Mr. Deering as Chief Executive Officer, the Board of Directors awarded Mr. Deering shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan. In February 1996, the Board of Directors awarded Messrs. Donahue, McGregor, Minutoli and Smalley, and certain other executive officers, shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan. In addition, Mr. Goolsby was awarded shares of Common Stock contingent on the acquisition of Hughes by the Company. In connection with such grants of bonus stock and to assist the recipients in paying related tax and other obligations, the Board of Directors approved loans to such executive officers. Each loan is to be forgiven, except as to interest, in either four or five equal annual installments (or, with respect to Mr. Goolsby, in three annual installments) if the person continues to serve the Company.

  In March 1989, the Personnel Committee of the Board of Directors granted stock options to Messrs. Kassolis, Minutoli, Riedy and Smalley (elected as Senior Vice Presidents in 1993) pursuant to the Company's 1985 Stock Option Plan. At the same time, the Board of Directors authorized loans to each person to be made in connection with the exercise of the options. Subsequently, the terms of the options were modified by the Board or the Personnel Committee to permit, as an alternative, open market purchases of the same number of shares of Common Stock and loans in the amount of the open market purchases. Each loan is to be forgiven, except as to interest, in five equal annual installments if the person continues to serve the Company.

  The following table lists those executive officers who received loans in connection with the bonus stock grants and the stock option grants described in the two preceding paragraphs, and whose maximum indebtedness to the Company from January 1, 1997 through March 16, 1998 exceeded $60,000:

                                                  MAXIMUM PRINCIPAL
                                                   AMOUNT OF LOANS   PRINCIPAL
                                                     OUTSTANDING      AMOUNT
                                                     FROM 1-1-97     OF LOANS
       NAME OF              RELATIONSHIP            THROUGH 3-16-   OUTSTANDING
     INDIVIDUAL             WITH COMPANY                98(1)       ON 3-16-98
     ----------             ------------          ----------------- -----------
 Anthony W. Deering  Chairman of the Board,          $1,771,250      $ 760,000
                     President and Chief
                     Executive Officer
 Jeffrey H. Donahue  Senior Vice President,             431,125        302,563
                     Chief Financial Officer
                     and Director of the
                     Finance Division
 John L. Goolsby     President and Chief                500,000        166,667
                     Executive Officer of The
                     Howard Hughes Corporation
 Duke S. Kassolis    Senior Vice President and          433,874        304,624
                     Director of Office and
                     Mixed-Use Operations
 Paul I. Latta, Jr.  Senior Vice President and          431,125        302,563
                     Director of Retail
                     Operations
 Douglas A. McGregor Executive Vice President           764,750        543,875
                     for Development and
                     Operations
 Robert Minutoli     Senior Vice President and          469,196        322,332
                     Director of New Business
 Robert D. Riedy     Senior Vice President and          425,929        289,367
                     Director of Retail Leasing
 Alton J. Scavo      Senior Vice President,             431,125        302,563
                     Director of the Community
                     Development Division and
                     General Manager of
                     Columbia
 Jerome D. Smalley   Senior Vice President and          466,825        321,113
                     Director of the Commercial
                     and Office Development
                     Division
 George L. Yungmann  Senior Vice President,             209,375        142,188
                     Controller and Director of
                     the Controller's Division

--------
(1) Interest accrues on the principal amount of the outstanding loans and is payable on December 31st of each year. The interest rate on all the loans is 6% per year, except that the interest rate on the loans relating to the stock bonus grants that were made in September 1993 and February 1996 are 5.35% and 5% per year, respectively.

                                 PENSION PLAN

  The persons named in the Summary Compensation Table participate in the Company's noncontributory Pension Plan (the "Plan"), which is a career average plan. The Plan provides for a combination of "past service" benefits and "future service" benefits. The past service benefit is (i) 1.15% of the lesser of (a) the employee's Cash Compensation as defined in the Plan during 1996 or
(b) the employee's average annual Compensation or Cash Compensation for the employee's high three consecutive years of service prior to separation, in either case which is not in excess of the Social Security covered compensation level plus (ii) 1.65% of the lesser of (a) the employee's Cash Compensation during 1996 or (b) the employee's average annual Compensation or Cash Compensation for the employee's high three consecutive years of service prior to separation, in either case which exceeds the Social Security covered compensation level, multiplied by the employee's years of service prior to January 1, 1997. For each year of service commencing after December 31, 1996 (future service), the employee receives an annual benefit of (i) 1.15% of the employee's Cash Compensation which is not in excess of the Social Security covered compensation level plus (ii) 1.65% of the employee's Cash Compensation which exceeds the Social Security covered compensation level.

  The Company also maintains its Supplemental Plan in part to provide for the payment of retirement benefits to those eligible Company employees whose pension benefit under the Pension Plan, described above, would be limited to amounts less than the Pension Plan would normally provide due to tax and pension laws enacted since 1982. The Supplemental Plan is a nonqualified, unfunded plan, and benefits are payable from the general assets of the Company. A primary purpose of the Supplemental Plan is to insure that the total retirement benefits of affected employees payable under both pension plans (the "Plans") are determined on the same basis, so that the retirement benefits to be received are no more or less than what could have been received by affected employees under the Pension Plan but for the enactment since 1982 of federal tax and pension laws limiting such benefits.

  Messrs. Deering, Donahue, Goolsby, McGregor and Smalley have, respectively, 25, 24, 2, 25 and 18 credited years of service under the Plans for benefit accrual purposes, and their estimated annual benefits payable under such Plans at the normal retirement age of 62 (assuming each continues to live and receives his 1998 rate of compensation to retirement) are $795,571, $267,567, $125,521, $437,030 and $250,648, respectively.

  All benefits payable under the Pension Plan are subject to certain limitations contained in the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The limit on annual benefits for 1997 was $125,000 as to any individual who retired at the normal retirement age.

                    DIRECTORS' FEES AND OTHER TRANSACTIONS

  Under current Company policy, an annual fee of $27,500 is paid to the directors of the Company who are not employed by the Company on a full-time or other basis. The Chairman of a Board Committee receives an additional annual fee of $3,000. Directors also are paid a fee of $1,250 for attendance at any meeting of the Board and $1,000 for attendance at any meeting of a Committee of the Board or for special assignments.

  On December 19, 1996, the Company entered into an agreement with Mr. DeVito in connection with his retirement as Chairman of the Board of Directors of the Company (the "Agreement"). Under the Agreement, Mr. DeVito retired as Chairman of the Board on February 25, 1997 and assumed the honorary title of Chairman Emeritus. During 1997, Mr. DeVito also served as Chairman of the Executive Committee of the Board and, for part of the year, as a member of the Audit Committee of the Board. For his services as described above, and in lieu of any other directors' fees, Mr. DeVito received a fee of $100,000 for 1997.

  Under The Rouse Company 1994 Stock Incentive Plan (the "Plan"), non-employee directors receive 5,000-share stock option grants of the Company's Common Stock upon their initial election. Each director receives an additional 1,000-share stock option grant upon re-election as a director at each subsequent annual meeting.

  The Company also provides credits to a nonqualified Company Common Stock account established for each director. In May 1996, each director's account was credited with an amount equal to 10% of the annual fee for each prior year of service on the Board, which amount was deemed to be invested in Company Common Stock. In addition, each director receives quarterly credits to his or her account equal to 2 1/2% of the current annual fee. Upon retirement from the Board, each director is entitled to receive the value of his or her account, but no director will receive less than an amount equal to the then present value of the payments such director would have received under the directors' retirement plan that was terminated when this program was established in 1996.

  David H. Benson is Chairman of the Board of Charter European Trust plc and is a member of the Board of Kleinwort Benson U.S.A., Inc., which is an affiliate of Kleinwort Benson Group plc, and his interest in the matters described below arises solely from such positions. The Company has investment banking relationships with Kleinwort Benson Group plc, its subsidiaries and affiliates (collectively, "Kleinwort Benson") under which the Company maintains a revolving credit facility in which Dresdner Bank AG, the parent of Kleinwort Benson, is a participant. The Company also is indebted to Kleinwort Benson for certain loans. In addition, Kleinwort Benson assists from time to time in obtaining various forms of financing for the Company.

  Rohit M. Desai is Chairman of the Board and President and the sole stockholder of Desai Capital Management Incorporated ("DCMI"). On January 10, 1997, the Company purchased Company Common Stock from Equity-Linked Investors, L.P., an investment partnership for which DCMI is the investment manager. The methodology for the purchase was approved by the Audit Committee of the Company's Board of Directors. Mr. Desai's interest in this transaction arose solely from his relationships with DCMI, and DCMI received only its standard advisory compensation in connection with the transaction. A more detailed description of this transaction is provided in the Company's Proxy Statement dated April 4, 1997.

  Transactions between the Company and certain companies with which Jeremiah
E. Casey is associated are described under "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" below.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

  During 1997, Jeremiah E. Casey, Juanita T. James, Thomas J. McHugh and Alexander B. Trowbridge served on the Personnel Committee, which Committee has certain responsibilities relating to the compensation of executive officers of the Company. See "Personnel Committee Report on Executive Officer
Compensation" above.

  Mr. Casey is Chairman of the Board of First Maryland Bancorp and its principal subsidiary The First National Bank of Maryland (the "Bank"). The Company maintains various banking relationships with the Bank involving depositary accounts, the issuance of letters of credit, the purchase of short-term, high quality money market instruments from the Bank and other cash management services. The Company and certain of its subsidiaries and affiliates also are indebted to the Bank for certain loans. In addition, the Bank leases space at various locations in Maryland from subsidiaries and affiliates of the Company. Mr. Casey's interest in these matters arises solely from the positions he holds with the Bank and its parent, First Maryland Bancorp.

                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  On December 31, 1997, Douglas A. McGregor, Executive Vice President of the Company, exercised stock options for Company Common Stock. The option exercises were reported on his Form 5 that was filed on February 17, 1998. On May 30, 1997 and September 26, 1997, Jerome D. Smalley, Senior Vice President of the Company, exercised stock options for Company Common Stock. These option exercises were reported on his Form 4 that was filed on November 19, 1997. In 1996, the Securities and Exchange Commission adopted a number of amendments to its Section 16(a) rules, including an amendment providing that stock option exercises were to be reported on a Form 4 or Form 5 by the tenth day of the month following the exercise. The Company person who was responsible for preparing the necessary Forms 4 and 5 for Messrs. McGregor and Smalley was unaware of this specific amendment, and this resulted in the late filings.

  On August 19, 1996, George L. Yungmann, Senior Vice President of the Company, made a charitable gift of 120 shares of Company Common Stock, which he inadvertently failed to report in a timely fashion. Upon discovery of the error, the required Form 4 was filed promptly.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  The Company provides all stockholders with the opportunity, under certain circumstances and consistent with SEC Rule 14a-8, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the annual meeting of stockholders to be held in May 1999. To enable management adequately to analyze and respond to proposals and to prepare appropriate proposals for presentation in the Company's Proxy Statement for the 1999 annual meeting, any such proposal must be received by the Company by December 15, 1998, addressed to the attention of its Secretary at its principal place of business in Columbia, Maryland.

                              ACCOUNTING MATTERS

  The Board of Directors first appointed KPMG Peat Marwick LLP as its auditors in December 1956. The audit services rendered by KPMG Peat Marwick LLP for the fiscal year ended December 31, 1997 included: examination of the financial statements of the Company and its subsidiaries, review of unaudited quarterly financial information, consultation in connection with the preparation of the Annual Report to Stockholders and the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, issuance of reports of compliance with debt and other agreements, and consultation with Company personnel on accounting and related matters.

  Representatives of KPMG Peat Marwick LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions submitted by stockholders.

                                 OTHER MATTERS

  Management is not aware of any other matters that will be brought before the meeting. If any matters properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof, the proxy holders will vote in accordance with their judgment as to the best interests of the Company with respect to such matters.

-------------------------------------------------------------------------------

                                                                 April 14, 1998

To Our Stockholders:

The Annual Meeting of Stockholders of The Rouse Company will be held in Columbia, Maryland on Thursday, May 14, 1998 at 11:00 a.m.

The meeting will be held in The Spear Center, on the fourth level of The Rouse Company Building. A luncheon will be available following adjournment.

We hope you can join us. If you plan to attend, please advise us on the attached postcard.

                                                              The Rouse Company
(see map on reverse side)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

The Rouse Company
Columbia, Maryland 21044-9876


Attn: Ms. Julia C. Kent

I expect to attend the Annual Meeting of Stockholders on May 14, 1998 in Columbia, Maryland.

                                         Name ___________________
                                               (Please Print)

-------------------------------------------------------------------------------

                              [MAP APPEARS HERE]


The Rouse Company is located in downtown Columbia across from the Mall on Little Patuxent Parkway (Rt. 175).

DRIVING SOUTH ON RT. 29:
Exit at Rt. 175 West toward Columbia Town Center. Follow the signs directly to the meeting.

DRIVING NORTH ON RT. 29:
Take Exit 18B toward Columbia Town Center. At the second stoplight, go right onto Little Patuxent Parkway. Follow the signs directly to the meeting.

------------------------------------------------------------------------------



                                                 [POSTAL BAR CODE]


                                                                     NO POSTAGE
                                                                     NECESSARY
                                                                     IF MAILED
                                                                       IN THE
                                                                     UITED STATESN

                                                                     ----------
                              BUSINESS REPLY MAIL                    ----------
                 FIRST-CLASS MAIL,  PERMIT NO. 129 COLUMBIA, MD      ----------
                       POSTAGE WILL BE PAID BY ADDRESSEE             ----------
                                                                     ----------
   ATTN MS JULIA C KENT                                              ----------
                                                                     ----------
   THE ROUSE COMPANY                                                 ----------
   10275 LITTLE PATUXENT PKWY                                        ----------
   COLUMBIA MD 21044-9876                                            ----------
                                                                     ----------
                                                                     ----------
                                                                     ----------

                                [BAR CODE APPEARS HERE]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS.

(a) Election of Directors      FOR all nominees  [_]      WITHHOLD AUTHORITY to vote     [_]      *EXCEPTIONS  [_]
                               listed below               for all nominees listed below

Nominees:  David H. Benson, Jeremiah E. Casey, Anthony W. Deering, Rohit M.
           Desai, Mathias J. DeVito, Juanita T. James, William R. Lummis,
           Thomas J. McHugh, Hanne M. Merriman, Roger W. Schipke, Alexander B. Trowbridge and Gerard J.M. Vlak.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
            -------------------------------------------------------------------

(b) IN THEIR DISCRETION on such other matters as may properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the Annual Meeting of Stockholders or any adjournment or adjournments thereof.



                                        (Execute proxy exactly as your name
                                        appears on this form. If stock is
                                        registered in more than one name, each
                                        joint owner should sign. When signing
                                        as trustee, executor or other fiduciary, please so indicate.)

                                        Dated:                            , 1998
                                              ----------------------------

                                                                          (SEAL)
                                        ----------------------------------

                                                                          (SEAL)
                                        ----------------------------------

                                        VOTES MUST BE INDICATED
                                        (X) IN BLACK OR BLUE INK.    [X]

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE
PREPAID ENVELOPE.)


                               THE ROUSE COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS--ANNUAL MEETING OF STOCKHOLDERS--MAY 14, 1998

    The undersigned holder of the Common Stock of The Rouse Company (the "Company") acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated April 14, 1998, and hereby constitutes and appoints Anthony W. Deering, Chairman of the Board, President and Chief Executive Officer of the Company, and Bruce I. Rothschild, Vice President, General Counsel and Secretary of the Company, or either of them acting singly in the absence of the other, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 14, 1998, and at any adjournment or adjournments thereof.

    Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy. In the absence of specific instructions, proxies will be voted FOR the election of Directors and in the best discretion of the proxy holders as to any other matters.

(Continued, and to be signed and dated on the reverse side)

                                        THE ROUSE COMPANY
                                        P.O. BOX 11342
                                        NEW YORK, N.Y. 10203-0342